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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



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
Name of Subsidiary                                                              State of Incorporation
Albex Aluminum, Inc. (fka Wirt Metal Products, Inc.)                                    Ohio

Ravens, Inc. (fka Ravens Metal Products, Inc.)                                         Delaware
 Also does business as Ravens Trailer Sales

As of November 14, 2001 Ravens changed its name to Waterloo Holding Company

Signs and Blanks, Inc.                                                                   Ohio
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